UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2007
IPC Holdings, Ltd.
(Exact name of registrant as specified in its charter)
Bermuda
(State or Other Jurisdiction of Incorporation)

0-27662 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

29 Richmond Road Pembroke, Bermuda (Address of principal executive offices)	HM 08 (Zip Code)
(441) 298-5100
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     On June 22, 2007, IPC Holdings, Ltd. announced that, during the second quarter of 2007, the Company repurchased $100 million of its common shares. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.
     The $100 million common shares repurchased constitutes half of the amount authorized by the Company’s Board of Directors on April 24, 2007. These repurchases, which were conducted in the open market, amounted to 3,188,669 common shares, at an average price of $31.331.
     Under the Company’s current authorization for the twelve month period ending May 1, 2008, it is permitted to purchase up to $100 million more of its common shares, which may be conducted by means of open market repurchases, privately negotiated transactions (including accelerated share repurchase plans or use of a forward contract to repurchase shares) or otherwise, at prices that are prevailing market prices and in accordance with applicable securities laws, provided that no shares shall be repurchased for a price in excess of $38.50 per share. The Company may suspend or discontinue the program at any time. The timing of purchases will depend upon market conditions, the market price of the Company’s common shares and management’s assessment of the Company’s liquidity and cash flow needs.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Number	Description

99.1	Press release of IPC Holdings, Ltd. issued June 22, 2007 announcing share repurchases totalling $100 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

IPC HOLDINGS, LTD.
By /s/ John Weale
John Weale
Senior Vice President and Chief Financial Officer

Date: June 22, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of IPC Holdings, Ltd. issued June 22, 2007 announcing share repurchases totalling $100 million.

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